UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019
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Fusion Connect, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001- 32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

(212) 201-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

       Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on May 10, 2019, Fusion Connect, Inc. (the “Company”) entered into that certain Super Senior Secured Credit Agreement, dated as of May 9, 2019 (the “Bridge Agreement”), by and among the Company, certain subsidiaries of the Company, Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto. Terms used but not otherwise defined herein have the meanings ascribed to them in the Bridge Agreement.

On May 17, 2019, the Company, certain subsidiaries of the Company and the Requisite Lenders under the Bridge Agreement agreed to extend certain milestones dates including, among others, the date by which the Company must enter into a restructuring support agreement with the ad hoc group of lenders under the First Lien Credit Agreement, which date has been extended until May 28, 2019. In connection therewith, the Company, its subsidiaries, the Requisite Lenders and Requisite Tranche A/Revolving Lenders under the First Lien Credit Agreement agreed to make corresponding changes to the Forbearance Agreement to reflect the extension of the milestones in the Bridge Agreement.

The Company cannot guarantee that it will be able to achieve the milestones referenced in the Bridge Agreement, obtain additional extensions of such milestones or forbearances from its lenders or that the Company will be able to comply with its other obligations under the Bridge Agreement, as amended, or the Company’s other credit agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Connect, Inc.

Date: May 20, 2019	By:	/s/ James P. Prenetta, Jr.
	Name:	James P. Prenetta, Jr.
	Title:	Executive Vice President and General Counsel